Exhibit 99.1

UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Condensed Financial Statements (Unaudited)

Condensed Balance Sheets as of June 30, 2016 and December 31, 2015

Condensed Statements of Operations for the three and six months ended June 30, 2016 and June 30, 2015

Condensed Statement of Changes in Stockholders’ Deficit for the six months ended June 30, 2016

Condensed Statements of Cash Flows for the six months ended June 30, 2016 and June 30, 2015

Notes to Condensed Financial Statements

MADRIGAL PHARMACEUTICALS, INC.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets
Cash	$4,096,029	$306,249
Other receivable - related party	—	7,332
Prepaid expenses	707,691	50,000
Total current assets	4,803,720	363,581

	$4,803,720	$363,581

Liabilities and Stockholders’ Deficit
Current liabilities
Convertible promissory notes payable - related parties	$45,967,670	$48,595,166
Advances payable - related party	—	500,000
Accrued interest on advances - related party	—	9,278
Accounts payable	630,933	102,293
Accrued expenses	484,031	70,203
Total current liabilities	47,082,634	49,276,940

Commitments and contingencies	—	—

Stockholders’ deficit
Preferred stock, $0.0001 par value, 45,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 1,105,820 shares, issued and outstanding	111	111
Additional paid-in capital	11,230,414	6,120
Accumulated deficit	(53,509,439)	(48,919,590)

Total stockholders’ deficit	(42,278,914)	(48,913,359)

Total liabilities and stockholders’ deficit	$4,803,720	$363,581

The accompanying notes are an integral part of these condensed financial statements.

MADRIGAL PHARMACEUTICALS, INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating expenses
Research and development	$2,088,744	$627,401	$2,604,580	971,334
General and administrative	550,992	267,572	772,749	463,201

Loss from operations	(2,639,736)	(894,973)	(3,377,329)	(1,434,535)

Other expenses
Interest expense	(237,580)	(885,199)	(1,212,520)	(1,727,725)

Net loss	$(2,877,316)	$(1,780,172)	$(4,589,849)	$(3,162,260)

The accompanying notes are an integral part of these condensed financial statements.

MADRIGAL PHARMACEUTICALS, INC.

Condensed Statement of Changes in Stockholders’ Deficit

(Unaudited)

	Common Stock				Total
	Number of		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance at December 31, 2015	1,105,820	$111	$6,120	$(48,919,590)	$(48,913,359)

Related party debt restructuring	—	—	11,224,294	—	11,224,294

Net loss	—	—	—	(4,589,849)	(4,589,849)

Balance at June 30, 2016	1,105,820	$111	$11,230,414	$(53,509,439)	$(42,278,914)

The accompanying notes are an integral part of these condensed financial statements.

MADRIGAL PHARMACEUTICALS, INC.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(4,589,849)	$(3,162,260)
Adjustments to reconcile net loss to net cash used in operating activities:
PIK interest expense on convertible promissory notes payable - related parties	1,206,853	1,727,669
Changes in operating assets and liabilities:
Accounts receivable	7,332	44,500
Prepaid expenses	(657,691)	(50,000)
Accounts payable	528,640	208,488
Accrued expenses	413,828	(55,000)
Accrued interest - related party	5,667	57
Total adjustments	1,504,629	1,875,714

Net cash used in operations	(3,085,220)	(1,286,546)

Cash flows from financing activities:
Proceeds from convertible notes - related parties	6,875,000	1,050,000
Proceeds from advances - related party	—	250,000
Net cash flows provided by financing activities	6,875,000	1,300,000

Net change in cash	3,789,780	13,454

Cash - beginning of period	306,249	148,066

Cash - ending of period	$4,096,029	$161,520

Non-cash investing activities:
Exchange of related party advances payable for convertible notes	$500,000	$—
Related party debt restructuring	11,224,294	—

The accompanying notes are an integral part of these condensed financial statements.

Madrigal Pharmaceuticals, Inc. Condensed Notes to Financial Statements (Unaudited)

1.              Organization, Business and Basis of Presentation

Organization and Business

Madrigal Pharmaceuticals, Inc. (the “Company” or “Madrigal”) was incorporated on August 19, 2011 and commenced operations in September 2011.  On September 14, 2011, the Company entered into an Assignment and Issuance Agreement pursuant to which the Company was assigned the rights, title and interest in and to the tangible and intangible assets owned by Bay City Capital Fund IV, L.P. (“Lender A”) and Bay City Capital Fund IV Co-Investment Fund, L.P (“Lender B” and together with Lender A, “BCC”), in exchange for the assumption of outstanding convertible promissory notes, including accrued interest, in the amount of approximately $23,400,000 (see Note 4).  Assets contributed to the Company were primarily intangible assets related to several drug development programs of VIA Pharmaceuticals, Inc. (“VIA”), which was an investee company of BCC.

The underlying assets of VIA transferred to BCC and subsequently contributed to the Company were notionally valued at $3 million.  BCC credit bid $3 million for the VIA assets as part of an assignment for the benefit of creditors process.  Due to the common control nature of the transaction and in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the assigned assets and liabilities were recorded by the Company at their respective carryover basis which was zero for the tangible and intangible assets and $23.4 million for the assumed debt.  In 2012, Madrigal entered into a transaction with Tallikut Pharmaceuticals, Inc. (“Tallikut”) whereby Madrigal sold certain assets to Tallikut in exchange for the assumption of $2 million of convertible promissory notes.  On July 22, 2016 the Company merged into Synta Pharmaceuticals Corp. (the “Merger”) (see Note 9).  These financial statements do not give any effect to the merger.

The Company is developing novel, high-quality small-molecule drugs addressing major unmet needs in cardiovascular and metabolic diseases.  The lead compound MGL-3196 is Phase II ready and is being advanced for indications in dyslipidemia, particularly LDL-cholesterol lowering, and non-alcoholic steatohepatitis, a liver disease that commonly affects people with metabolic diseases such as obesity and diabetes.

Basis of Presentation

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) have been condensed or omitted.  Accordingly, the unaudited condensed financial statements do not include all information and footnotes required by GAAP for complete annual financial statements.  However, we believe that the disclosures included in these financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements, in the opinion of management, reflect all adjustments which include normal recurring adjustments necessary for a fair presentation of such interim results.  The interim results are not necessarily indicative of the results that we will have for the full year ended December 31, 2016 or any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the year ended December 31, 2015.

2.              Liquidity and Uncertainties

The Company is subject to risks common to development stage companies in the Bio-Pharmaceutical industry including, but not limited to, uncertainty of product development and commercialization, dependence on key personnel, uncertainty of market acceptance of products and product reimbursement, product liability, uncertain protection of proprietary technology, potential inability to raise additional financing necessary for development and commercialization, and compliance with the U.S. Food and Drug Administration and other government regulations.

The Company has incurred losses since inception, including approximately $4,590,000 for the six months ended June 30, 2016, resulting in an accumulated deficit of approximately $53,509,000 as of June 30, 2016.  Management expects to incur losses for the foreseeable future and has a working capital deficit of approximately $42,279,000 at June 30, 2016.  To date, the Company has funded its operations primarily through the issuance of convertible debt with a maturity date of December 31, 2016.

On April 13, 2016, the Company amended and restated the terms of its March 1, 2016 Note Purchase Agreement to increase the principal amount of the notes available thereunder to $9,000,000 (see Note 4) in order to provide funding for working capital and general corporate purposes through the date of the anticipated merger, as described below.  In addition, all of the Note Purchase Agreements were amended in April 2016 to (1) add mandatory conversion features whereby the principal will automatically convert into shares of common stock of the Company immediately prior to the consummation of the merger) (2) waive all accrued interest thereunder through April 13, 2016 and (3) make such notes non-interest bearing from April 13, 2016 through the consummation or termination of the anticipated merger.

On April 13, 2016, the Company also entered into an Agreement and Plan of Merger and Reorganization (“the Merger Agreement”) with Synta Pharmaceuticals Corp. (“Synta”)  which was consummated and approved by the stockholders of Synta and completed in the third quarter of 2016 (see Note 9).  The working capital obtained through the merger together with the proceeds from the issuance of the March 1, 2016 Note Purchase Agreement, as well as the permanent waiver of accrued interest and the conversion of all outstanding convertible notes is anticipated to fund the Company’s operations for at least the next twelve months from the balance sheet date.  Total post combination cash, cash equivalents and marketable securities on hand at August 31, 2016 was $41.4 million.

3.              Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  The Company bases its estimates on historical experience and various other assumptions that management believes to be reasonable under the circumstances.  Changes in estimates are recorded in the period in which they become known.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of six months or less at the date of purchase to be cash equivalents.  The Company maintains its cash in a bank account, which at times, exceeds Federal Deposit Insurance Corporation insured limits.

Research and Development Costs

Research and development costs are expensed as incurred.  Research and development costs are comprised of costs incurred in performing research and development activities, including internal costs, costs for consultants, associated with the Company’s preclinical and clinical programs.  In particular, Madrigal has conducted safety studies in animals, optimized and implemented the API manufacturing, and conducted Phase I clinical trials, all of which are considered research and development expenditures.

Patents

Costs to secure and defend patents are expensed as incurred and are classified as general and administrative expense in the Company’s statements of operations.  Patent expenses were approximately $28,000 and $95,000 for the quarters ended June 30, 2016 and 2015, respectively and $39,000 and $141,000 for the six months ended June 30, 2016 and 2015, respectively.

Income Taxes

The Company uses the asset and liability method to account for income taxes.  Deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the Company’s financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse.  The Company currently maintains a 100% valuation allowance on its deferred tax assets.

4.              Convertible Promissory Notes — Related Parties

Convertible Promissory Note Amendments:

Effective April 13, 2016, the Lenders collectively waived all accrued and unpaid interest under all of the convertible notes.  The total accrued and waived interest amounted to $13,680,000.  No additional interest on these notes will be accrued through the date on which the Merger is consummated or terminated.  On April 13, 2016, the Company reduced the convertible notes payable by the waived interest less $2,456,000 of accrued interest for the period April 14, 2016 through the maturity date of December 31, 2016, as required under Troubled Debt Restructuring accounting guidance.  The net waived interest of $11,224,000 was recorded as an increase in Additional Paid in Capital (“APIC”) as the notes were held by related parties and the $2,456,000 increased the outstanding convertible notes as of June 30, 2016.

September14, 2011 Notes

The Company was assigned (see Note 1) convertible promissory notes (“the September 14, 2011 Notes”) pursuant to an Assignment and Issuance Agreement with Lender A and Lender B or collectively the “Lender(s)”.  Lender A and Lender B are stockholders of the Company.  Interest on the outstanding principal accrued and compounded monthly at 8% per annum.  Accrued and unpaid interest shall either be paid upon principal repayment or converted with the outstanding principal amount.  The notes were collateralized by all assets of the Company.  The initial maturity date was December 31, 2012 but has been amended on various dates extending the maturity date to December 31, 2016.  The September 14, 2011 Notes can be converted as follows:

(a)         Optional Conversion — Third Party Financing.  At any time following the closing of a preferred equity financing with an outside investor (“Third Party”), all outstanding principal and interest (“Accreted Value”) may, at the option of the Lenders, be converted into equity securities of the Company, having the same rights, preferences and privileges as the securities issued in the Third Party financing (“Third Party Led Securities”).  The numbers of shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) eighty percent (80%) of the per share purchase price of the Third Party Led Securities.

(b)         Optional Conversion — Series A Preferred Stock.  At any time, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock.  The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the original issue prices of the Series A Preferred Stock.

(c)          Optional Conversion — Common Stock.  At any time, Lenders may convert all or any portion of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 14.29759.  Any Third Party Led Securities and Series A Preferred Stock issued to the Lenders shall be convertible at any time at the option of Lenders into common stock of the Company.

(d)         Mandatory Conversion.  If the principal and interest of the convertible note has not been repaid in full by the maturity date, the Accreted Value shall automatically convert into common stock of the Company.  The conversion price shall equal to the per share value of the Company’s common stock at the time of conversion.

September 14, 2011 Notes (Amended and Restated April 13, 2016)

On April 13, 2016, the Company amended and restated the terms to modify the conversion terms to include the following:

(a)         Optional Conversion — Common Stock.  At any time following the date on which the Merger Agreement is terminated as defined in the agreement, Lenders may convert all of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.00.

(b)         Mandatory Conversion Upon a Merger with Synta.  If Merger is consummated prior to the maturity date all Accreted Value will automatically be converted into shares of Common Stock of the Company.  The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.00.

September 16, 2011 Notes

The Company entered into a Note Purchase Agreement with Lender A and Lender B in which the Company agreed to sell and issue to the Lenders secured convertible promissory notes (“the September 16, 2011 Notes”).  Interest on the outstanding principal accrued and compounded monthly at 8% per annum.  Accrued and unpaid interest shall either be paid upon principal repayment or converted with the outstanding principal amount.  The notes were collateralized by all assets of the Company.  The initial maturity date was the earliest of October 31, 2012 or an event of default as defined in the agreement but such notes have been amended on various dates extending the maturity date to December 31, 2016.  The September 16, 2011 notes can by converted as follows:

(a)         Optional Conversion — Third Party Financing.  At any time following the closing of a preferred equity financing with a Third Party, all Accreted Value may, at the option of the Lenders, be converted into equity securities of the Company, having the same rights, preferences and privileges as the securities issued in the Third Party financing.  The numbers of shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) eighty percent (80%) of the per share purchase price of the Third Party Led Securities.

In addition, the Company shall issue to each Lender, upon conversion of such Lender’s note, a warrant to purchase up to the number of shares of Third Party Led Securities sold in such Third Party Financing that equals the quotient obtained by dividing (a) ten percent (10%) of the original principal amount of the notes issued to such Lenders pursuant to the Note Purchase Agreement by (b) the per share purchase price of the Third Party Led Securities.  The Company has not issued any warrants to date.

(b)         Optional Conversion — Series A Preferred Stock.  At any time, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock.  The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the Quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 14.29759.

September 16, 2011 Notes (Amended and Restated April 13, 2016)

On April 13, 2016, the Company amended and restated the terms to modify the conversion terms to include the following:

(a)         Optional Conversion — Common Stock.  At any time following the date on which the Merger Agreement is terminated as defined in the agreement, Lenders may convert all of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.00.

(b)         Optional Conversion — Series A Preferred Stock.  At any time following the date on which the Merger Agreement is terminated as defined in the agreement, Lenders may convert all of the Accreted Value of the Note into Series A Preferred Stock of the Company, $0.0001 par value per share (“Series A Preferred Stock”) with the number of Series A Preferred Stock issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the original issue price of the Series A Preferred Stock, as adjusted for splits, dividends and the like.

(c)          Mandatory Conversion Upon a Merger with Synta.  If Merger is consummated prior to the maturity date all Accreted Value will automatically be converted into shares of Common Stock of the Company.  The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.00.

March 1, 2016 Notes

On March 1, 2016, the Company entered into a Note Purchase Agreement with Lender A and Lender B in which the Company agreed to sell and issue to the Lenders secured convertible promissory notes (“the March 1, 2016 Notes”) in the amount of up to $2,000,000.  Interest on the outstanding principal accrued and compounded monthly at 8% per annum.  Accrued and unpaid interest shall either be paid upon repayment or converted with the outstanding principal amount.  The notes were collateralized by all assets of the Company.  The maturity date is the earliest of December 31, 2016 or an event of default as defined in the agreement.  On March 1, 2016, the first closing date, $750,000 aggregate principal amount was issued.  The March 1, 2016 notes can by converted as follows:

(a)         Optional Conversion — Third Party Financing.  At any time following the closing of a preferred equity financing by the Company led by a Third Party, all Accreted Value may, at the option of the Lenders, be converted into equity securities of the Company, having the same rights, preferences and privileges as the securities issued in the Third Party financing .  The numbers of shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the per share purchase price of the Third Party Led Securities.

(b)         Optional Conversion — Series A Preferred Stock.  At any time, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock.  The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the Quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the original issue price of the Series A Preferred Stock.

(c)          Optional Conversion — Common Stock.  At any time, Lenders may convert all of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the then per share fair market value of Common Stock.  Any Third Party Led Securities and Series A Preferred Stock issued to the Lenders shall be convertible at any time at the option of Lenders into common stock of the Company.

March 1, 2016 Notes (Amended and Restated April 13, 2016)

On April 13, 2016, the Company amended and restated the terms of its March 1, 2016 Note Purchase Agreement to increase the principal amount of notes available for issuance to $9,000,000, to be funded at specific dates in accordance with a funding schedule, and to add two additional related party lenders (“Lender C and Lender D”).  The notes were collateralized by all assets of the Company and are senior in right of payment to all outstanding indebtedness of the Company.  The maturity date is the earliest of December 31, 2016, the date the Merger Agreement is terminated (see Note 9), or an event of default as defined in the agreement.  The conversion terms of the March 1, 2016 notes were amended to include the following:

(a)         Optional Conversion-Qualified Financing.  At any time following the closing of a preferred equity financing of the Company (a “Qualified Financing”), all Accreted Value may, at the option of the Lenders, be converted into equity securities of the Company of the same class and having the same rights, preferences and privileges as the securities issued in the Qualified Financing (the “Qualified Financing Securities”).  The number of shares of Qualified Financing Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the product of 0.85 times the lowest per share purchase price of the Qualified Financing Securities paid by the other investors in the Qualified Financing.

(b)         Optional Conversion — Series A Preferred Stock.  At any time following the date on which the Merger Agreement is terminated as defined in the agreement, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock.  The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the Quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) the original issue price of the Series A Preferred Stock.

(c)          Optional Conversion — Common Stock.  At any time following the date on which the Merger Agreement is terminated as defined in the agreement, Lenders may convert all of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.07581.

(d)         Mandatory Conversion Upon a Merger with Synta.  If Merger is consummated prior to the maturity date all Accreted Value will automatically be converted into shares of Common Stock of the Company.  The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 1.07581.

Lenders A, B, C and D provided convertible promissory note financing of $6,875,000 in cash during the period March 1, 2016 through June 30, 2016.  Additionally, on April 13, 2016, Lender D exchanged $500,000 of Advances Payable for an equal amount of convertible promissory notes.

The original issue amount, outstanding principal and interest balance (Accreted Value) by the Lenders are as follows:

		Original Issue Amount	Balance at June 30, 2016	Balance at December 31, 2015
September 14, 2011 Notes	Lender A	$22,892,829	$24,207,442	$32,258,925
September 14, 2011 Notes	Lender B	493,451	521,787	695,336
September 16, 2011 Note Purchase Agreement	Lender A	12,480,975	13,197,691	15,310,882
September 16, 2011 Note Purchase Agreement	Lender B	269,025	284,474	330,023
March 1, 2016 Note Purchase Agreement	Lender A	1,604,255	1,687,225	—
March 1, 2016 Note Purchase Agreement	Lender B	34,545	36,330	—
March 1, 2016 Note Purchase Agreement	Lender C	4,097,400	4,309,554	—
March 1, 2016 Note Purchase Agreement	Lender D	1,638,800	1,723,167	—
		$43,511,280	$45,967,670	$48,595,166

5.              Advances Payable — Related Party

On June 29, 2015 and July 30, 2015 a related party agreed to advance the Company $250,000 and $250,000 to be used for working capital requirements.  The advances accrued interest at a rate of four percent (4%) per annum compounded annually.  On April 13, 2016, these advances were exchanged for $500,000 in convertible promissory notes payable and all accrued interest was waived (see Note 4).

6.              Stockholders’ Deficit

The Company’s Certificate of Incorporation as amended on April 13, 2016, authorizes the Company to issue 50,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 45,000,000 shares of Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”).

The Preferred Stock accrues dividends at 8% per annum, and has certain rights, preferences and privileges to include preferential payment in liquidation, voting and conversion.  In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock, would be paid an amount per share equal to 14.29759 times the original issue price, plus accruing dividends prior to payment to common stock holders.  Each share of Series A Preferred Stock is entitled to cast the number of votes equal to the whole shares of Common Stock into which the shares of Series A Preferred Stock held are convertible.  At June 30, 2016 and December 31, 2015, the Company had not issued any shares of Preferred Stock.

Issued and outstanding Common Stock is held solely by Lender A, Lender B and the Company’s Chief Executive Officer.  Shares of common stock may not be sold, assigned, transferred, encumbered or disposed of without written agreement between the Company and the stockholder.

7.              Related Party Transactions

Related party financing

Lenders A and B have provided financing to the Company since its inception.  Lenders A, B, C and D have agreed to provide funding under the April 13, 2016 amended and restated March 1, 2016 agreement.  For the six months ended June 30, 2016 and June 30, 2015, the Company incurred approximately $1,213,000 and $1,728,000, respectively of interest expense to these Lenders which was subsequently waived (see Note 4).  At June 30, 2016 and December 31, 2015, the Company has approximately $45,968,000 and $48,595,000 respectively of convertible promissory notes payable to related party Lenders and $0 and $500,000 of Advances payable to related parties.

Consulting agreement

The Company has a consulting agreement with its Chief Executive Officer (“CEO”), who is also a stockholder of the Company.  The consulting agreement automatically renews monthly until it is terminated.  The consulting agreement can be terminated upon fifteen (15) day notice by the Company or the CEO.  For the quarters ended June 30, 2016 and 2015, the consultant was paid $41,250 in each quarter.  The consultant was paid $82,500 and $82,500, respectively, for the six months ended June 30, 2016 and 2015.  On July 22, 2016, this consulting agreement was replaced by an employment agreement upon the completion of the Merger (see Note 9).

8.              Commitments and contingencies

The Company has a Research, Development and Commercialization Agreement with Hoffmann-La Roche (“Roche”) which grants a sole and exclusive license to develop, use, sell, offer for sale and import any Licensed Product as defined by the agreement.

The Company entered Phase I clinical trials in 2011 and paid the related milestone payment to Roche on October 12, 2011. The agreement requires future milestone payments to Roche, the remainder of which total $10.8 million and are earned by the commencement of Phase II and Phase III clinical trials as well as future regulatory approval in the United States and Europe of a product developed from MGL-3916. A single-digit royalty payment range is based on net sales of products developed from MGL-3196, subject to certain reductions.  The Company has not achieved any additional product development or regulatory milestones to date and has no Licensed Product sales for the quarters ended June 30, 2016 and 2015.  Phase II is expected to commence in the second half of 2016.

During the second quarter, the Company entered in several customary contractual arrangements and letters of intent in preparation for and in support of the expected Phase II clinical trial.

The Company has a Change in Control Bonus Plan (the “Bonus Plan”) pursuant to which certain key service providers of the Company will be awarded bonuses in the event of a change in control of the Company, as defined in the Bonus Plan.  The purpose of the Bonus Plan is to compensate for past services, and secure to a limited extent, continued services of certain key service providers of the Company.  In accordance with the Bonus Plan, as amended on April 13, 2016, up to 7.87% of the net proceeds, as defined in the Bonus Plan, from a change in control transaction will be allocated to an award pool and paid to eligible participants based upon their participation agreement.  The award pool will be funded out of the consideration actually provided to the Company and/or the stockholders of the Company in connection with a change of control transaction and will be the same form of consideration actually transferred.

The Company is party to an agreement with a financial advisor pursuant to which the Company will be required to pay a success fee of 1.5% of consideration received, as defined in the agreement, upon the consummation of a definitive strategic transaction with a third party.

On April 13, 2016 the Company entered into employment agreements for the positions of the Chairman and Chief Executive Officer (“CEO”) and Chief Medical Officer, Executive Vice President Research & Development (“CMO”).  The employment agreements became effective upon closing of the merger transaction on July 22, 2016 (see Note 9).  Under the terms of the agreement, the CEO will receive a base salary of $400,000 plus bonus potential up to 50% of the base salary based upon the achievement of certain corporate targets.  In addition, the CEO will receive restricted stock awards representing 1.25% of the issued and outstanding common stock of the post-merger combined company and nonqualified stock option to purchase an additional 2.5% of the issued and outstanding stock of the post-merger combined company on a fully-diluted basis.  Under the terms of the agreement, the CMO will receive a base salary of $370,000 plus bonus potential up to 40% of the base salary based upon the achievement of certain corporate targets.  In addition, the CMO will receive restricted stock awards representing 0.25% of the issued and outstanding common stock of the post-merger combined company and nonqualified stock option to purchase an additional 1.25% of the issued and outstanding stock of the post-merger combined company on a fully-diluted basis.  Restricted stock awards and nonqualified stock awards for both executives will vest 25% on the completion of the Merger Agreement and 25% at each of the first, second and third anniversary date of the Merger Agreement.

9.              Subsequent Events

Convertible Promissory Notes-Related Parties

On July 15, 2016, the Company issued a total of $1,625,000 of convertible notes to Lenders A, B, C and D in the amounts of $353,470, $7,605, $902,850 and $361,075, respectively, under the March 1, 2016 Amended and Restated Note Purchase Agreement.  These notes were converted to the Company’s common stock prior to the Merger.

Immediately prior to the consummation of the merger, the September 14, 2011, September 16, 2011 and March 1, 2016 (amended and restated April 13, 2016) convertible note issuances outstanding totaling $45.1 million on July 22 were converted into 44.5 million shares of common stock of the Company pursuant to their respective amended and restated terms.

Merger

On July 22, 2016, prior to the closing of the merger, Synta Pharmaceuticals Corp. (“Synta”) completed a one-for-35 reverse stock split.

On July 22, 2016, the Company, Synta, and Saffron Merger Sub, Inc., a wholly owned subsidiary of Synta (“Merger Sub”) completed their merger transaction pursuant to which Merger Sub merged with and into the Company with the Company becoming a wholly-owned subsidiary of Synta and the surviving corporation of the merger.  Each outstanding share of Madrigal common stock was converted into 1.593 shares of common stock of the post-merger combined company.  As a result, Synta issued 7.3 million shares of common stock to the stockholders of the Company in exchange for common shares of Madrigal. For accounting purposes, the Company is considered to be acquiring Synta in the merger. The Company was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) Madrigal security holders own approximately 64% of the voting interests of the combined company immediately following the closing of the merger; (ii) directors appointed by Madrigal hold a majority of board seats in the combined company; and (iii) Madrigal management hold a majority of the key positions in the management of the combined company. As the accounting acquirer, the Company’s assets and liabilities will be recorded at their pre combination carrying amounts and the historical operations that will be reflected in the financial statements will be those of the Company.

Following the reverse stock split and the merger, the post-merger combined company had approximately 11.3 million shares outstanding and the former stockholders of the Company owned approximately 64% of the outstanding capital stock of the post-merger combined company.

Upon the closing of the merger transaction on July 22, 2016, the Company incurred an expense for a success fee of $750,000 in cash plus $500,000 settled in shares of the post-merger combined company’s common stock with a third party financial advisor (see Note 8).

Bonus Plan Awards

Pursuant to the terms of the Change in Control Bonus Plan, the participants therein received 0.6 million shares of Synta common stock from certain former stockholders of the Company in connection with the merger, which represented 7.87% of Madrigal’s common shares outstanding at the time of the merger.

Stock Based Compensation

Immediately following the consummation of the merger, the post-merger combined company issued 153,128 shares of restricted common stock and 306,256 stock options to purchase shares of common stock to the new chief executive officer and 30,626 shares of restricted common stock and 153,128 stock options to purchase shares of common stock to the new chief medical officer and executive vice president, research and development pursuant to the terms of their respective employment agreements (Note 8).